                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                          ___________________________

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

         Check if an application to determine eligibility of a Trustee pursuant to Section 305 (b)(2) ____

                            ________________________

                                 CITIBANK, N.A.
              (Exact name of trustee as specified in its charter)

                                             13-5266470
                                             (I.R.S. employer
                                             identification no.)

399 Park Avenue, New York, New York          10043
(Address of principal executive office)      (Zip Code)
                            _______________________

                             WHIRLPOOL CORPORATION
              (Exact name of obligor as specified in its charter)

Delaware                                          38-1490038
(State or other jurisdiction of                   (I.R.S. employer
incorporation or organization)                    identification no.)



Benton Harbor, Michigan                           49022-2692
(Address of principal executive offices)          (Zip Code)

                           _________________________

                                DEBT SECURITIES
                      (Title of the indenture securities)
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Item 1. General Information.

          Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Name                                     Address
          ----                                     -------
          Comptroller of the Currency              Washington, D.C.

          Federal Reserve Bank of New York         New York, NY
          33 Liberty Street
          New York, NY

          Federal Deposit Insurance Corporation    Washington, D.C.

     (b)  Whether it is authorized to exercise corporate trust powers.

          Yes.

Item 2. Affiliations with Obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

               None.

Item 16. List of Exhibits.

          List below all exhibits filed as a part of this Statement of Eligibility.

     Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

     Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

     Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

     Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

     Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

          Exhibit 5 - Not applicable.
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     Exhibit 6 - The consent of the Trustee required by Section 321(b) of the
          Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

     Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of December 31, 1999 attached)

          Exhibit 8 - Not applicable.

          Exhibit 9 - Not applicable.

                               __________________


                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 20th day of March, 2000.



                              CITIBANK, N.A.

                              By    /s/ Wafaa Orfy
                                    ----------------------------
                                    Wafaa Orfy
                                    Assistant Vice President
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Charter No. 1461
Comptroller of the Currency
Northeastern District
REPORT OF CONDITION
CONSOLIDATING
DOMESTIC AND FOREIGN
SUBSIDIARIES OF
Citibank, N.A.
of New York in the State of New York, at the close of business on December 31, 1999, published in response to call
made by Comptroller of the Currency, under Title 12,
United States Code, Section 161. Charter Number 1461
Comptroller of the Currency Northeastern District.
ASSETS
Thousands
of dollars
TOTAL LIABILITIES . . . . . . . . .$ 306,337,000
EQUITY CAPITAL Perpetual preferred stock and related surplus . . . . . . . . . .
 . . 0 Common stock . . . . . . . . . . . . . . . . .$ 751,000 Surplus . . . . .
 . . . . . . . . . . . . . . . . . . 9,836,000 Undivided profits and capital reserves . . . . . . . . . . . . . . . . . . . . . . . 11,565,000 Net
unrealized holding gains (losses) on available-for-sale securities . 116,000
Accumulated net gains (losses) on cash flow hedges  . . . . . . . . . . 0
Cumulative foreign currency translation adjustments   . . . . . . . . (706,000)
TOTAL EQUITY CAPITAL . . . . .$ 21,562,000
TOTAL LIABILITIES, LIMITED-LIFE
PREFERRED STOCK, AND
EQUITY CAPITAL . . . . . . . . . .$ 327,899,000
Cash and balances due from de- pository institutions: Noninterest-bearing balances and currency and coin . . . . . . . . $ 10,648,000 Interest-bearing balances . . . . . . . 12,916,000 Held-to-maturity securities . . . . . . . . .
 . . . . . . . 0 Available-for-sale securities . . . . . . 40,494,000 Federal funds sold and. . . . . . . . securities purchased under agreements to resell. .
 . . . . . . . . 7,255,000 Loans and lease financing receivables: Loans and
Leases, net of unearned income . . . .$209,214,000 LESS: Allowance for loan and lease losses . . . . 4,647,000
Loans and leases, net of unearned income, allowance, and reserve . . . . . . . .
 . . . . . . . . . . 204,567,000 Trading assets . . . . . . . . . . . . . . . . .
28,321,000 Premises and fixed assets (including capitalized leases) . . . . . .
 . . . . 3,808,000 Other real estate owned . . . . . . . . . 365,000 Investments in unconsolidated subsidiaries and associated companies . . . . . . . . . . . .
 . . . . . . . . . . . 1,212,000 Customers' liability to this bank on acceptances outstanding . . . . . 1,134,000 Intangible assets . . . . . . . . . . . . . . .
4,244,000 Other assets . . . . . . . . . . . . . . . . . . . 12,890,000
TOTAL ASSETS . . . . . . . . . . . . . .$ 327,899,000
LIABILITIES
Deposits: In domestic offices . . . . . . . . . . . .$ 46,525,000 Noninterest-
bearing . . . . . . . . . . .$15,373,000 Interest-bearing . . . . . .
 . . . . . 31,152,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs . . . . . . . . .
 . . . . . . . . . . . . . . . 188,307,000 Noninterest-bearing . . . . . . . . .
 . .12,313,000 Interest-bearing . . . . . . . . . . .175,994,000 Federal funds purchased and securities sold under agreements to repurchase . . . . . . . . .
 . 8,039,000
Demand notes issued to the U.S. Treasury . . . . . . . . . . . . . . . . 0
Trading liabilities . . . . . . . . . . . . . . 26,196,000 Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases): With a remaining maturity of one year or less . . . . . . . . . . . . . . . . .
11,978,000 With a remaining maturity of more than one year
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through three years 1,170,000 With a remaining maturity of more than three years
 . . . . . . . . . . . . . 2,827,000 Bank's liability on acceptances executed and outstanding . . . . . . . . 1,222,000 Subordinated notes and debentures . . . .
 . . . . . . . . . . . . . . . . 6,850,000 Other liabilities . . . . . . . . . .
 . . . . . . 13,223,000

I, Roger W. Trupin, Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.
ROGER W. TRUPIN CONTROLLER
We, the undersigned directors, attest to the correctness of this Report of Condition.
We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.
JOHN S. REED
WILLIAM R. RHODES
PAUL J. COLLINS
DIRECTORS